Aflac Incorporated 1st Quarter 2013 Form 10-Q

EXHIBIT 99.1
EXECUTION COPY

FIVE-YEAR CREDIT AGREEMENT

Dated as of March 29, 2013

among

AFLAC INCORPORATED
and
AMERICAN FAMILY LIFE ASSURANCE COMPANY OF COLUMBUS,
as Borrowers,

AFLAC INCORPORATED,
as Guarantor,

MIZUHO CORPORATE BANK, LTD.,
as Administrative Agent,

and

The Other Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.,
as
Syndication Agent

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
and
SUMITOMO MITSUI BANKING CORPORATION,
as
Co-Documentation Agents

MIZUHO CORPORATE BANK, LTD.
and
J.P. MORGAN SECURITIES LLC,
as
Joint Lead Arrangers and Joint Book Managers

TABLE OF CONTENTS
Section                                                  Page
Article I. Definitions and Accounting Terms…....................................................................................................- 1 -

1.01	Defined Terms…........................................................................................................................- 1 -

1.02	Other Interpretive Provisions…...............................................................................................- 17 -

1.03	Accounting Terms….................................................................................................................- 17 -

1.04	Rounding…..............................................................................................................................- 18 -

1.05	Exchange Rates; Currency Equivalents…...............................................................................- 18 -

1.06	Change of Currency…..............................................................................................................- 18 -

1.07	Times of Day…........................................................................................................................- 19 -
Article II. The Commitments and Loans….........................................................................................................- 19 -

2.01	Loans…....................................................................................................................................- 19 -

2.02	Borrowings, Conversions and Continuations of Loans............................................................- 19 -

2.03	Prepayments….........................................................................................................................- 20 -

2.04	Termination or Reduction of Commitments.............................................................................- 21 -

2.05	Repayment of Loans….............................................................................................................- 21 -

2.06	Interest…..................................................................................................................................- 21 -

2.07	Fees…......................................................................................................................................- 22 -

2.08	Computation of Interest and Fees.............................................................................................- 23 -

2.09	Evidence of Debt…..................................................................................................................- 23 -

2.10	Payments Generally; Administrative Agent's Clawback..........................................................- 23 -

2.11	Sharing of Payments by Lenders…..........................................................................................- 25 -

2.12	[Intentionally Omitted]….........................................................................................................- 25 -

2.13	Defaulting Lenders…...............................................................................................................- 25 -
Article III. Taxes, Yield Protection and Illegality…............................................................................................- 27 -

3.01	Taxes…....................................................................................................................................- 27 -

3.02	Illegality…...............................................................................................................................- 30 -

3.03	Inability to Determine Rates….................................................................................................- 31 -

3.04	Increased Costs….....................................................................................................................- 31 -

3.05	Compensation for Losses ….....................................................................................................- 32 -

3.06	Mitigation Obligations; Replacement of Lenders....................................................................- 33 -

3.07	Survival …................................................................................................................................- 34 -
Article IV. Conditions Precedent To Borrowings…............................................................................................- 34 -

4.01	Conditions of Initial Borrowing…...........................................................................................- 34 -

4.02	Conditions to all Borrowings…...............................................................................................- 36 -
Article V. Representations and Warranties….......................................................................................................- 36 -

5.01	Existence, Qualification and Power..........................................................................................- 36 -

5.02	Authorization; No Contravention.............................................................................................- 36 -

5.03	Governmental Authorization; Other Consents.........................................................................- 37 -

5.04	Binding Effect….......................................................................................................................- 37 -

5.05	Financial Statements; No Material Adverse Effect..................................................................- 37 -

5.06	Litigation…..............................................................................................................................- 38 -

5.07	No Default…............................................................................................................................- 38 -

5.08	Ownership of Property; Liens…..............................................................................................- 38 -

5.09	Environmental Compliance…..................................................................................................- 38 -

-ii-

5.10	Insurance…..............................................................................................................................- 38 -

5.11	Taxes…....................................................................................................................................- 38 -

5.12	ERISA Compliance…..............................................................................................................- 38 -

5.13	Margin Regulations; Investment Company Act.......................................................................- 39 -

5.14	Disclosure….............................................................................................................................- 39 -

5.15	Compliance with Laws….........................................................................................................- 40 -

5.16	Taxpayer Identification Number…..........................................................................................- 40 -

5.17	OFAC…...................................................................................................................................- 40 -

5.18	No Other Significant Subsidiary…..........................................................................................- 40 -
Article VI. Affirmative Covenants…...................................................................................................................- 40 -

6.01	Financial Statements….............................................................................................................- 40 -

6.02	Certificates; Other Information…............................................................................................- 41 -

6.03	Notices…..................................................................................................................................- 42 -

6.04	Payment of Obligations…........................................................................................................- 43 -

6.05	Preservation of Existence, Etc…..............................................................................................- 43 -

6.06	Maintenance of Properties…....................................................................................................- 43 -

6.07	Maintenance of Insurance….....................................................................................................- 43 -

6.08	Compliance with Laws….........................................................................................................- 44 -

6.09	Books and Records…...............................................................................................................- 44 -

6.10	Inspection Rights…..................................................................................................................- 44 -

6.11	Use of Proceeds…....................................................................................................................- 44 -
Article VII. Negative Covenants…......................................................................................................................- 44 -

7.01	Liens….....................................................................................................................................- 44 -

7.02	Fundamental Changes…..........................................................................................................- 46 -

7.03	Restricted Payments….............................................................................................................- 46 -

7.04	Change in Nature of Business…..............................................................................................- 46 -

7.05	Transactions with Affiliates…..................................................................................................- 46 -

7.06	Restrictive Agreements….........................................................................................................- 46 -

7.07	Use of Proceeds…....................................................................................................................- 46 -

7.08	Financial Covenants….............................................................................................................- 47 -
Article VIII. Events of Default and Remedies….................................................................................................- 47 -

8.01	Events of Default…..................................................................................................................- 47 -

8.02	Remedies Upon Event of Default.............................................................................................- 49 -

8.03	Application of Funds…............................................................................................................- 49 -
Article IX. Administrative Agent….....................................................................................................................- 50 -

9.01	Appointment and Authority…..................................................................................................- 50 -

9.02	Rights as a Lender…................................................................................................................- 50 -

9.03	Exculpatory Provisions….........................................................................................................- 50 -

9.04	Reliance by Administrative Agent ...........................................................................................- 51 -

9.05	Delegation of Duties….............................................................................................................- 51 -

9.06	Resignation of Administrative Agent.......................................................................................- 52 -

9.07	Non-Reliance on Administrative Agent and Other Lenders.....................................................- 53 -

9.08	No Other Duties, Etc…............................................................................................................- 53 -

9.09	Administrative Agent May File Proofs of Claim.....................................................................- 53 -
Article X. Guarantee…........................................................................................................................................- 53 -

10.01	Guarantee….............................................................................................................................- 53 -

-iii-

10.02	Acknowledgments, Waivers and Consents...............................................................................- 54 -

10.03	Reinstatement….......................................................................................................................- 56 -

10.04	Subrogation…..........................................................................................................................- 56 -

10.05	Remedies…..............................................................................................................................- 56 -

10.06	General Limitation on Guaranteed Obligations.......................................................................- 56 -

10.07	Priority of Obligations…..........................................................................................................- 56 -
Article XI. Miscellaneous…................................................................................................................................- 56 -

11.01	Amendments, Etc….................................................................................................................- 56 -

11.02	Notices; Effectiveness; Electronic Communication.................................................................- 58 -

11.03	No Waiver; Cumulative Remedies; Enforcement....................................................................- 59 -

11.04	Expenses; Indemnity; Damage Waiver.....................................................................................- 59 -

11.05	Payments Set Aside…..............................................................................................................- 61 -

11.06	Successors and Assigns…........................................................................................................- 61 -

11.07	Treatment of Certain Information; Confidentiality..................................................................- 65 -

11.08	Right of Setoff…......................................................................................................................- 65 -

11.09	Interest Rate Limitation…........................................................................................................- 66 -

11.10	Counterparts; Integration; Effectiveness..................................................................................- 66 -

11.11	Survival of Representations and Warranties.............................................................................- 66 -

11.12	Severability…..........................................................................................................................- 67 -

11.13	Governing Law; Jurisdiction; Etc….........................................................................................- 67 -

11.14	Waiver of Jury Trial…..............................................................................................................- 68 -

11.15	No Advisory or Fiduciary Responsibility….............................................................................- 68 -

11.16	Electronic Execution of Assignments and Certain Other Documents…..................................- 69 -

11.17	USA PATRIOT Act…...............................................................................................................- 69 -

11.18	Judgment Currency…...............................................................................................................- 69 -

11.19	Termination of Existing Credit Agreement…..........................................................................- 69 -

-iv-

SCHEDULES
2.01    Commitments and Applicable Percentages
7.01    Existing Liens
7.06    Restrictive Agreements
11.02    Administrative Agent's Office; Certain Addresses for Notices
EXHIBITS
Form of
A    Loan Notice
B    Note
C    Compliance Certificate
D    Assignment and Assumption
E-1    Form of U.S. Tax Compliance Certificate
E-2    Form of U.S. Tax Compliance Certificate
E-3    Form of U.S. Tax Compliance Certificate
E-4    Form of U.S. Tax Compliance Certificate

-v-

CREDIT AGREEMENT
This FIVE-YEAR CREDIT AGREEMENT (“Agreement”) is entered into as of March 29, 2013, among AFLAC INCORPORATED, a Georgia corporation (the “Parent”) and AMERICAN FAMILY LIFE ASSURANCE COMPANY OF COLUMBUS, a Nebraska domiciled insurance company (“Aflac” and, together with the Parent, in its capacity as a borrower, each a “Borrower” and collectively, the “Borrowers”), the Parent (in its capacity as a guarantor, the “Guarantor”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and MIZUHO CORPORATE BANK, LTD., as Administrative Agent.
The Borrowers have requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I.	Definitions and Accounting Terms

1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Administrative Agent” means Mizuho in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent's Office” means, with respect to any currency, the Administrative Agent's address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form approved by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aflac” has the meaning specified in the introductory paragraph hereto.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this Credit Agreement.
“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.
“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt Ratings as set forth below:

Applicable Rate
Pricing Level	Debt Ratings S&P/Moody's	Facility Fee	Eurocurrency Rate +	Base Rate +
1	≥ A+ / A1	0.085%	0.915%	—%
2	A / A2	0.1%	1.025%	0.025%
3	A- / A3	0.125%	1.125%	0.125%
4	BBB+ / Baa1	0.175%	1.2%	0.2%
5	< BBB+ / Baa1	0.225%	1.4%	0.4%
“Debt Ratings” means, as of any date of determination, the ratings as determined by S&P and Moody's (collectively, the “Debt Ratings”) of the Parent's non-credit-enhanced, senior unsecured long-term debt; provided that (a) if the respective Debt Ratings issued by the foregoing rating agencies differ by one level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Ratings for Pricing Level 1 being the highest and the Debt Ratings for Pricing Level 5 being the lowest); (b) if there is a split in Debt Ratings of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; (c) if the Parent has only one Debt Rating, the Pricing Level of such Debt Rating shall apply; and (d) if the Parent does not have any Debt Rating, Pricing Level 5 shall apply.
Initially, the Applicable Rate shall be determined based upon Pricing Level 3. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in either of the Debt Ratings shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means Mizuho and J.P. Morgan Securities LLC, in their capacity as joint lead arrangers and joint book managers.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Audited Financial Statements” means the audited consolidated balance sheet of the Parent and its Subsidiaries for the fiscal year ended December 31, 2012, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Parent and its Subsidiaries, including the notes thereto.
“Availability Period” means the period from and including the Closing Date to the earliest of (a) the day immediately preceding the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.04, and (c) the date of termination of the Commitment of each Lender to make Loans pursuant to Section 8.02.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Mizuho as its “prime rate”, and (c) the Eurocurrency Rate plus 1.00%. The “prime rate” is a rate set by Mizuho based upon various factors including Mizuho's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Mizuho shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.
“Borrower” and “Borrowers” have the meanings specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office with respect to Obligations denominated in Yen or Dollars is located and in the State of New York and:
(a)if such day relates to any interest rate setting as to a Eurocurrency Rate Loan denominated in Yen, means any such day on which dealings in deposits in Yen are conducted by and between banks in the London or other applicable offshore interbank market for Yen;

(b)if such day relates to any fundings, disbursements, settlements and payments in Yen in respect of a Eurocurrency Rate Loan denominated in Yen, or any other dealings in Yen to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate setting), means any such day on which banks are open for foreign exchange business in Tokyo, Japan; and

(c)if such day relates to any interest rate setting as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the

United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have been adopted and gone into effect after the date hereof.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 25% or more of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b)    during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c)    The Parent shall cease to own, directly or indirectly, all of the outstanding equity securities of Aflac.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.
“Code” means the Internal Revenue Code of 1986.
“Commitment” means, as to each Lender, its obligation to make Loans to each Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means, (a) with respect to a Eurocurrency Rate Loan, an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) with respect to a Base Rate Loan or any other Obligation (other than a Eurocurrency Rate Loan), the Base Rate plus (i) the Applicable Rate plus (ii) 2% per annum.
“Defaulting Lender” means, subject to Section 2.13(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the applicable Borrower in writing that such failure is the result of such Lender's reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrowers or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender's obligation to fund a Loan hereunder and states that such position is based on such Lender's determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.13(b)) upon delivery of written notice of such determination to the Borrowers and each Lender.
“Dispose” means the sale, transfer or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in Yen, the equivalent amount thereof in Dollars as determined by the Administrative Agent, at such time on the basis of the Spot Rate (determined as of the most recent Revaluation Date) for the purchase of Dollars with Yen.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii), 11.06(b)(v), and 11.06(b)(vii) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).
“Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, or any regulations promulgated thereunder, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders of the President of the United States, with the result that any transaction between a Loan Party and such person, entity or government is prohibited by law or in violation of law.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, or governmental licenses, relating to pollution and the protection of the environment or the release of any hazardous materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to the environment.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.
“Eurocurrency Base Rate” has the meaning specified in the definition of Eurocurrency Rate.
“Eurocurrency Rate” means a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurocurrency Rate =	Eurocurrency Base Rate 1.00 - Eurocurrency Reserve Percentage
Where,
“Eurocurrency Base Rate” means:
(a)    for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available (“LIBOR”), as published by Reuters (or other commercially available source providing quotations of LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurocurrency Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Mizuho and with a term equivalent to such Interest Period would be offered by Mizuho's London Branch (or other Mizuho branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and

(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, as published by Reuters (or other commercially available source providing quotations of LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in Same Day Funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Mizuho's London Branch (or other Mizuho branch or Affiliate) to major banks in the London interbank eurodollar market at their request at the date and time of determination.

“Eurocurrency Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurocurrency Rate for each outstanding Eurocurrency Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.
“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate. Eurocurrency Rate Loans may be denominated in Yen or in Dollars.
“Eurocurrency Reserve Percentage” has the meaning specified in the definition of Eurocurrency Rate.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by any Borrower under Section 3.06(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 3.01(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” means that certain 364-Day Credit Agreement dated as of June 28, 2012 among the Borrowers, Mizuho, as administrative agent, and a syndicate of lenders.
“Facility Fee” has the meaning specified in Section 2.07(a).
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the

Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Mizuho on such day on such transactions as determined by the Administrative Agent.
“Fee Letters” mean (i) the letter agreement, dated March 4, 2013, between the Parent and Mizuho and (ii) the letter agreement, dated March 4, 2013, between the Parent and J.P. Morgan Securities LLC.
“Foreign Lender” means a Lender that is not a U.S. Person.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” has the meaning specified in the introductory paragraph hereto.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties and similar instruments (excluding, for the avoidance of doubt, surety bonds, fidelity bonds and other similar insurance products);

(c)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(d)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(e)capital leases;

(f)all mandatory obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(g)all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any capital lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 11.04(b).
“Information” has the meaning specified in Section 11.07.
“Insurance Regulatory Authority” means, for Aflac, the insurance department or similar administrative authority or agency of the State of Nebraska.
“Interest Payment Date” means, (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period shall also be an Interest Payment Date; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.
“Interest Period” means, as to any Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the applicable Borrower in its Loan Notice; provided that:
(i)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)no Interest Period with respect to any Eurocurrency Rate Loan owing to any Lender shall extend beyond the Maturity Date of such Lender.

“IRS” means the United States Internal Revenue Service.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, and requests of any Governmental Authority, in each case having the force of law.
“Lender” has the meaning specified in the introductory paragraph hereto.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” means an extension of credit by a Lender to a Borrower under Article II.
“Loan Documents” means this Agreement, each Note and the Fee Letters.
“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Loan Parties” means, collectively, the Borrowers and the Guarantor.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties or financial condition of the Parent and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document to which it is a party or of the ability of any Loan Party to perform its obligations, taken as a whole, under any Loan Document to which it is a party; or (c) a material adverse effect upon the enforceability, taken as a whole, legality, validity or binding effect against any Loan Party of any Loan Document to which it is a party.
“Maturity Date” means March 29, 2018; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Mizuho” means Mizuho Corporate Bank, Ltd. and its successors.
“Moody's” means Moody's Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including a Loan Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“NAIC” means the National Association of Insurance Commissioners and any successor thereto.
“Net Income” means, for any period, for the Parent and its Subsidiaries, the consolidated net income of the Parent and its Subsidiaries for that period determined in accordance with GAAP.
“Net Worth” means, as of any date of determination, the consolidated shareholders' equity, determined in accordance with GAAP, of the Parent and its Subsidiaries on that date; provided, however, that there shall be excluded from the calculation of “Net Worth” any effects resulting from accumulated other comprehensive income.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders in accordance with the terms of Section 11.01 and (ii) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.
“Obligations” means all advances to, and debts, liabilities and obligations of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means, with respect to Loans on any date, the Yen Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Yen, the rate of interest per annum at which overnight deposits in Yen, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Mizuho in the applicable offshore interbank market for Yen to major banks in such interbank market and (b) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
“Parent” has the meaning specified in the introductory paragraph hereto.
“Participant” has the meaning specified in Section 11.06(d).
“Participant Register” has the meaning specified in Section 11.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Loan Party or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Loan Party or any ERISA Affiliate or any such Plan to which any Loan Party or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.02.
“Public Lender” has the meaning specified in Section 6.02.
“Recipient” means (a) the Administrative Agent and (b) any Lender.
“Register” has the meaning specified in Section 11.06(c).
“Related Parties” means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person's Affiliates.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Parent, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Parent's stockholders, partners or members (or the equivalent Person thereof).
“Revaluation Date” means, with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in Dollars, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in Dollars pursuant to Section 2.02, (iii) each other date on which the Spot Rate is to be determined as provided herein, and (iv) each other date on which the Administrative Agent reasonably believes that the Outstanding Amount of the Loans exceeds 105% of the Aggregate Commitments then in effect.
“Revolving Credit Exposure” means, as to any Lender at any time, the Outstanding Amount of its Loans.
“S&P” means Standard & Poor's Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.
“Same Day Funds” means, (a) with respect to disbursements and payments in Yen, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in Yen and (b) with respect to disbursements and payments in Dollars, immediately available funds.
“Sanctioned” means currently identified (A) on the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation, and (B) as a Person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States.
“SAP” means the accounting procedures and practices prescribed or permitted by the Insurance Regulatory Authority or the NAIC.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Spot Rate”, for a currency, means the rate determined by the Administrative Agent to be the rate quoted as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Administrative Agent does not have as of the date of determination a spot buying rate for any such currency.
“Statutory Statement” means, as to Aflac, a statement of the condition and affairs of Aflac prepared in accordance with SAP, and filed with the Insurance Regulatory Authority.
“Statutory Surplus” means, with respect to Aflac at any date of determination, the consolidated statutory surplus of Aflac on such date computed in accordance with SAP.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of each Borrower.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Threshold Amount” means $50,000,000 or its Yen Equivalent.
“Total Capital” means, at any time, Net Worth plus Total Funded Debt.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitment and Revolving Credit Exposure of such Lender at such time.
“Total Funded Debt” means, at any time, all Indebtedness of the Parent and its Subsidiaries and any other Person which would, at such time, be classified in whole or in part as a liability on the consolidated balance sheet of the Parent and its consolidated Subsidiaries in accordance with GAAP (it being understood, for the avoidance of doubt, that any liability or obligation excluded from the definition of Indebtedness shall not constitute Indebtedness for purposes of this definition).
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.
“United States” and “U.S.” mean the United States of America.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(B)(3).
“Withholding Agent” means any Loan Party and the Administrative Agent.
“Yen” and “¥” mean lawful money of Japan.
“Yen Equivalent” means, at any time, (a) with respect to any amount denominated in Yen, such amount, and (b) with respect to any amount denominated in Dollars, the equivalent amount thereof in Yen as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined as of the most recent Revaluation Date) for the purchase of Yen with Dollars.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03    Accounting Terms

(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP or SAP, as applicable, applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements or Statutory Statements for the fiscal year ended December 31, 2012, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant)

contained herein, Indebtedness of any Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b)    Changes in GAAP or SAP. If at any time any change in GAAP or SAP, as applicable, would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or SAP, as applicable (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP or SAP, as applicable, prior to such change therein and (B) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or SAP, as applicable. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements or Statutory Statements for the fiscal year ended December 31, 2012 for all purposes of this Agreement, notwithstanding any change in GAAP or SAP, as applicable, relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

1.04    Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05    Exchange Rates; Currency Equivalents.

(a)    The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Yen Equivalent amounts of Borrowings and Outstanding Amounts denominated in Dollars. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of Dollars for purposes of the Loan Documents shall be such Yen Equivalent amount as so determined by the Administrative Agent.

(b)    Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan, an amount, such as a required minimum or multiple amount, is expressed in Yen, but such Borrowing or Eurocurrency Rate Loan is denominated in Dollars, such amount shall be the Dollar Equivalent of such Yen amount (rounded to the nearest unit of Dollars, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.

1.06    Change of Currency. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.07    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Article II. The Commitments and Loans

2.01    Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Loan”) to each Borrower in Yen or in Dollars from time to time, on any Business Day during the Availability Period, in an aggregate amount for the Borrowers not to exceed at any time outstanding the amount of such Lender's Commitment (and, for each Lender, the amount of its Applicable Percentage of the applicable Borrowing); provided, however, that after giving effect to any Borrowing, (i) the Outstanding Amount of the Loans shall not exceed the Aggregate Commitments, and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, any Borrower may borrow under this Section 2.01, prepay under Section 2.03, and reborrow under this Section 2.01. Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

2.02    Borrowings, Conversions and Continuations of Loans.

(a)    Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon a Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of ¥400,000,000 (or such amount's Dollar Equivalent) or a whole multiple of ¥40,000,000 (or such amount's Dollar Equivalent) in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the applicable Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) the currency of the Loans to be borrowed. If a Borrower fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Yen. If a Borrower fails to specify a Type of Loan in a Loan Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall, unless the applicable Loans are prepaid in accordance with Section 2.03, be made as, or converted to or continued as, Eurocurrency Rate Loans in the applicable currency with an Interest Period of one month. If a Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must, subject to Section 2.10(a), be prepaid in the original currency of such Loan and reborrowed in the other currency.

(b)    Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Loans and the other details of such Loans. In the case of a Borrowing, each Lender shall make the amount of its Loan (which shall be its Applicable Percentage of such Borrowing) available to the Administrative Agent not later than 2:00 p.m. and in Same Day Funds at the Administrative Agent's Office, on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the applicable Borrower on the books of Mizuho with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower.

(c)    Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of an Event of Default (or a Default under (x) Sections 8.01(a)(ii), 8.01(a)(iii), 8.01(f), 8.01(g)(ii), or 8.01(h)(ii) or (y) Section 8.01(c) as a result of failure to comply with the provisions of Sections 6.01 or 6.02 hereof, in each case without giving effect to any grace periods set forth in Section 8.01 with respect thereto), no Loans (i) denominated in Yen may be continued for an Interest Period longer than one month or (ii) denominated in Dollars may be converted to or continued as Eurocurrency Rate Loans, in each case, without the consent of the Required Lenders.

(d)    The Administrative Agent shall promptly notify the applicable Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in Mizuho's prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)    After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Loans.

2.03    Prepayments.

(a)    Any Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans borrowed by it in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans, and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of ¥400,000,000 (or such amount's Dollar Equivalent) or a whole multiple of ¥40,000,000 (or such amount's Dollar Equivalent) in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $500,000 in excess thereof or, in the case of clauses (ii) and (iii) above, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Applicable Percentage of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.13, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

(b)    If for any reason the Outstanding Amount of the Loans at any time exceed the Aggregate Commitments then in effect, one or more of the Borrowers shall immediately prepay Loans borrowed by it in an aggregate amount equal to such excess.

(c)    Upon the occurrence of a Change of Control, the Administrative Agent shall, at the request of the Required Lenders, notify the Borrowers that the Aggregate Commitments and the Commitment of each Lender shall terminate as of the date specified in such notice. If such notice of termination has been requested by the Required Lenders, the Administrative Agent shall also, at that time or later, at the request of the Required Lenders, additionally notify the Borrowers that they shall prepay the Outstanding Amount of the Loans and the date on which such prepayment is required to be made (which date shall not be less than five (5) Business Days after the date of such notice), and each Borrower agrees that, upon such additional notice, such Borrower will prepay the Outstanding Amount of its Loans on the date specified.

2.04    Termination or Reduction of Commitments. The Borrowers may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of ¥2,500,000,000 (or such amount's Dollar Equivalent) or a whole multiple of ¥100,000,000 (or such amount's Dollar Equivalent) in excess thereof, and (iii) the Borrowers shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of the Loans would exceed the Aggregate Commitments. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.05    Repayment of Loans. Each Borrower shall repay to each Lender on the Maturity Date the aggregate principal amount of Loans borrowed by it and outstanding on such date and the Commitment of such Lender shall terminate.

2.06    Interest.

(a)    Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)    (i)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)    If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)    While any Event of Default pursuant to Sections 8.01(a) or (f) exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the applicable Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i), (b)(ii), and (b)(iii) above), the applicable Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(v)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.07    Fees.

(a)    Facility Fee. The Borrowers shall jointly and severally pay to the Administrative Agent for the account of each Lender a facility fee (the “Facility Fee”) equal to the Applicable Rate times the actual daily amount of the Commitment of such Lender (or, if such Commitment has terminated, on the Outstanding Amount of all Loans owing to such Lender), regardless of usage, subject to adjustment as provided in Section 2.13. The Facility Fee shall accrue at all times during the Availability Period (and thereafter so long as any Loans remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on June 30, 2013, and on the Maturity Date (and, if applicable, thereafter on demand). The Facility Fee shall be calculated quarterly in arrears.

(b)    Other Fees.

(i)    The Parent shall pay to each Arranger (as applicable) and the Administrative Agent, for their own respective accounts, fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)    The Parent shall pay to the Lenders the fees required to be paid in accordance with Section 4.01(b). Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.08    Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by the “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.09    Evidence of Debt. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to each Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of each Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, each Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

2.10    Payments Generally; Administrative Agent's Clawback.

(a)    General. All payments to be made by each Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by each Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in the applicable currency and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder (i) in Yen, such Borrower shall make such payment in Dollars in the Dollar Equivalent of such Yen payment amount or (ii) in Dollars, such Borrower shall make such payment in Yen in the Yen Equivalent of such Dollar payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)    (i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to such Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Eurocurrency Rate Loans having an Interest Period of one month. If the applicable Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the applicable Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in such Borrowing. Any payment by the applicable Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)    Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the applicable Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or the applicable Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to any Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 11.04(c).

(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.11    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise (excluding payments received pursuant to Section 2.13), obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)    the provisions of this paragraph shall not be construed to apply to (x) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or pursuant to Section 3.05), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant.

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements of this Section 2.11 may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.
2.12    [Intentionally Omitted].

2.13    Defaulting Lenders.

(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)    Waivers and Amendments. Such Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such

Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrowers may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender's potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; fifth, so long as no Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees.

(A)Each Defaulting Lender shall be entitled to receive a Facility Fee for any period during which that Lender is a Defaulting Lender only to extent allocable to the outstanding principal amount of the Loans funded by it.

(B)With respect to any Facility Fee not required to be paid to any Defaulting Lender pursuant to clause (A) above, the Borrowers shall not be required to pay the remaining amount of any such fee.

(b)    Defaulting Lender Cure. If the Borrowers and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments hereunder, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.

Article III. Taxes, Yield Protection and Illegality

3.01    Taxes.

(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. For purposes of this Article III, the term “applicable law” includes FATCA.

(b)Payment of Other Taxes by the Loan Parties. The applicable Loan Party shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)Indemnification by the Loan Parties. The applicable Loan Party shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (d).

(e)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)Status of Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the applicable Loan Party and the Administrative Agent, at the time or times reasonably requested by the applicable Loan Party or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Loan Party or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by any Loan Party or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Loan Party or the Administrative Agent as will enable such Loan Party or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), 3.01(f)(ii)(B) and 3.01(f)(ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing,

(A)any Lender that is a U.S. Person shall deliver to the Loan Parties and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of any Loan Party or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Loan Parties and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of any Loan Party or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed originals of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Loan Party within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Loan Parties and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of any Loan Party or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit any Loan Party or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Loan Parties and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by any Loan Party or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by any Loan Party or the Administrative Agent as may be necessary for such Loan Party and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Loan Parties and the Administrative Agent in writing of its legal inability to do so.

(g)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of (i) all out-of-pocket expenses (including Taxes) and (ii) any loss or gain realized in the conversion of such funds from or to another currency of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)Survival. Each party's obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate (whether denominated in Yen or Dollars), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Yen or Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the

Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted and any amounts payable under Section 3.05.

3.03    Inability to Determine Rates. If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (a) the Administrative Agent determines that (i) deposits (whether in Yen or Dollars) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan or (ii) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Yen or Dollars) or in connection with an existing or proposed Base Rate Loan or (b) the Required Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, any Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04    Increased Costs.

(a)Increased Costs Generally. If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurocurrency Rate);

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or other Recipient, the applicable Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender's holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrowers shall jointly and severally pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

(c)Certificates for Reimbursement. A certificate of a Lender (a) setting forth the amount or amounts necessary to compensate such Lender or its holding company and (b) certifying that such Lender, such Lender's holding company or Recipient is generally also seeking such compensation from similarly situated borrowers under syndicated loan facilities similar to the facilities set forth herein that include provisions similar to this Section 3.04 and the definition of “Change in Law”, in each case, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the applicable Borrower, shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof; provided, no amount specified in subsection (a) or (b) of this Section 3.04 shall be due until receipt of such certificate.

(d)Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that none of the Borrowers shall be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions, and of such Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the applicable Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)any continuation, conversion, payment or prepayment (including, without limitation, any prepayment pursuant to Section 2.03) of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower;

(c)any failure by any Borrower to make payment of any Loan (or interest due thereon) denominated in Dollars on its scheduled due date or any payment thereof in a different currency; or

(d)any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by such Borrower pursuant to Section 3.06(b);

excluding any loss of anticipated profits but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Such Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by any Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.
3.06    Mitigation Obligations; Replacement of Lenders.

(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or if any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then in each case such Lender shall (at the request of such Loan Party) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Such Loan Party hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then in each case the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.01 or Section 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)the Borrowers (or the assignee) shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06;

(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts);

(iii)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)such assignment does not conflict with applicable Laws; and

(v)in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
3.07    Survival. All of the Loan Parties' obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

Article IV. Conditions Precedent To Borrowings

4.01    Conditions of Initial Borrowing. The obligation of each Lender to make its initial Loan hereunder is subject to satisfaction of the following conditions precedent (it being agreed that the following conditions precedent will be satisfied concurrently with the execution and delivery of this Agreement):

(a)The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (if applicable), each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent and the Borrowers;

(ii)Notes executed by the Borrowers in favor of each Lender requesting Notes;

(iii)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative

Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv)such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Loan Parties is validly existing and in good standing in its jurisdiction of organization, including a certificate from the Insurance Regulatory Authority as to the authority to do business and good standing of Aflac;

(v)favorable opinions of In-House Counsel, Skadden, Arps, Slate, Meagher & Flom LLP, and Lamson, Dugan and Murray, LLP, each as counsel to the Loan Parties, in form and substance acceptable to the Administrative Agent;

(vi)a certificate of a Responsible Officer of the Parent either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by each Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vii)a certificate signed by a Responsible Officer of the Parent certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(viii)evidence that all amounts payable by the Borrowers under the Existing Credit Agreement have been (or concurrently with the making of the initial Loans will be) paid in full and the commitments of the lenders under the Existing Credit Agreement have been (or concurrently with the making of the initial Loans will be) terminated.

(b)Any fees required to be paid on or before the Closing Date shall have been paid.

(c)Unless waived by the Administrative Agent, the Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02    Conditions to all Borrowings. The obligation of each Lender to honor any Loan Notice (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

(a)The representations and warranties of each Loan Party contained in Article V (excluding the representations and warranties contained in Sections 5.05(e) and 5.06, which shall be made only on the Closing Date) or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all respects (or true and correct in all material respects if such representation or warranty is not qualified by materiality or Material Adverse Effect) on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all respects (or true and correct in all material respects if such representation or warranty is not qualified by materiality or Material Adverse Effect) as of such earlier date, except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a), (b), (c) and (d) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a), (b), (c) and (d), respectively, of Section 6.01.

(b)No Default shall exist, or would result from such proposed Borrowing or from the application of the proceeds thereof.

(c)The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof.

(d)In the case of a Loan to be denominated in Yen, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent or the Required Lenders would make it impracticable for such Loan to be denominated in Yen.

Each Loan Notice (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Borrowing.
Article V. Representations and Warranties

Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:
5.01    Existence, Qualification and Power. Each Loan Party (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (c) violate any Law, except in each case referred to in clause (b)(i), to the extent such conflict, breach or contravention, creation or requirement could not reasonably be expected to have a Material Adverse Effect.

5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except as has been obtained or made and is in full force and effect.

5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and general principles of equity.

5.05    Financial Statements; No Material Adverse Effect.

(a)The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Parent and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)The unaudited consolidated balance sheet of the Parent and its Subsidiaries dated September 30, 2012, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)The annual Statutory Statement of Aflac for the fiscal year ended December 31, 2012 (subject to any adjustments as set forth in the audited annual Statutory Statement of Aflac to be filed on or before June 1, 2013), as filed with the Insurance Regulatory Authority, (i) was prepared in accordance with SAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly presents the financial condition of Aflac as of the date thereof and its results of operations for the period covered thereby in accordance with SAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(d)The quarterly Statutory Statement of Aflac for the fiscal quarter ended September 30, 2012, as filed with the Insurance Regulatory Authority, (i) was prepared in accordance with SAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly presents the financial condition of Aflac as of the date thereof and its results of operations for the period covered thereby in accordance with SAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(e)Since December 31, 2012, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or against any of their properties or revenues that (a) purport to adversely and materially affect this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.07    No Default. No Loan Party is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.08    Ownership of Property; Liens. Each Loan Party has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title or interest as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.09    Environmental Compliance. Each Loan Party conducts their operations in material compliance with applicable Environmental Laws and as a result thereof the Loan Parties have reasonably concluded that continued compliance with such Environmental Laws could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10    Insurance. The properties of each Loan Party are insured in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Party operates; provided that self-insurance by such Loan Party shall not be deemed a violation of this representation and warranty to the extent that such self-insurance is consistent with reasonable and prudent business practice.

5.11    Taxes. Each Loan Party has filed all material Federal, state and other tax returns and reports required to be filed by such Loan Party, and has paid all material Federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party that could, if made, reasonably be expected to have a Material Adverse Effect.

5.12    ERISA Compliance.

(a)Each Plan (or to the best knowledge of the Loan Parties, with respect to each Multiemployer Plan and Multiple Employer Plan) is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan (or to the best knowledge of the Loan Parties, with respect to each Multiemployer Plan and Multiple Employer Plan) that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan (or to the best knowledge of the Loan Parties, with respect to each Multiemployer Plan and Multiple Employer Plan) that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)(i) No ERISA Event has occurred, and no Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan, except as has not and could not reasonably be expected to result in a Material Adverse Effect; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained, except as has not and could not reasonably be expected to result in a Material Adverse Effect; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and no Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, except as has not and could not reasonably be expected to result in a Material Adverse Effect; (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA, except as has not and could not reasonably be expected to result in a Material Adverse Effect; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and, to the best knowledge of the Loan Parties, no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

5.13    Margin Regulations; Investment Company Act.

(a)No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)No Borrower or any Person Controlling a Borrower is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.14    Disclosure. Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.15    Compliance with Laws. Each Loan Party is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties and all insurance licenses under which it operates, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree or license is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.16    Taxpayer Identification Number. Each Borrower's true and correct U.S. taxpayer identification number is set forth on Schedule 11.02, which schedule may be updated from time to time by each Borrower if any action which results in such Borrower's change in its U.S. taxpayer identification number is otherwise permitted hereunder or consented to by the Lenders as set forth in Section 11.01.

5.17    OFAC. No Loan Party (i) is Sanctioned or (ii) is an Embargoed Person. Each Loan Party maintains, and, to the knowledge of such Loan Party, is in material compliance with, a policy and program designed to avoid doing business with any Person who is Sanctioned or who is an Embargoed Person.

5.18    No Other Significant Subsidiary. Neither Loan Party has a Subsidiary (other than Aflac) whose consolidated assets constitute more than 10% of the consolidated assets of the Parent, and the consolidated assets of the Subsidiaries of the Parent (excluding the assets of Aflac on an unconsolidated basis) do not constitute more than 30% of the consolidated assets of the Parent.

Article VI. Affirmative Covenants

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation (other than contingent indemnification obligations not then due and payable that survive the payment in full of the Obligations and the termination of this Agreement) hereunder shall remain unpaid or unsatisfied, each Loan Party shall:
6.01    Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)as soon as available, but in any event within 90 days after the end of each fiscal year of the Parent, a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders' equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with GAAP, all audited and reported and opined on in a manner consistent with the requirements of the Securities and Exchange Commission by an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall not be subject to (i) any “going concern” or like qualification or exception or (ii) any qualification or exception as to the scope of such audit, in the case of this clause (ii), that is not permitted by the requirements of the Securities and Exchange Commission;

(b)as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Parent's fiscal year then ended, and the related consolidated statements of changes in shareholders' equity, and cash flows for the portion of the Parent's fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Parent as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c)promptly after filing with the Insurance Regulatory Authority and in any event within 120 days after the end of each fiscal year of Aflac, the annual Statutory Statement of Aflac (including, without limitation, management's discussion and analysis) for such year prepared in accordance with SAP, certified by a Responsible Officer of Aflac as fairly presenting in all material respects the financial condition and results of operations of Aflac in accordance with SAP;

(d)promptly after filing with the Insurance Regulatory Authority and in any event within 60 days after the end of each of the first three quarterly fiscal periods of each fiscal year of Aflac, the quarterly Statutory Statement of Aflac for such quarterly fiscal period prepared in accordance with SAP, certified by a Responsible Officer of Aflac as fairly presenting in all material respects the financial condition and results of operations of Aflac in accordance with SAP; and

(e)promptly after the filing thereof, any annual or quarterly financial statements required to be filed by Aflac or any of its Subsidiaries with the Japanese Financial Supervisory Agency (or its successor or other Governmental Authority performing its functions), except to the extent that such delivery is prohibited by applicable law.

As to any information contained in materials furnished pursuant to Section 6.02(c), the Parent shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Parent to furnish the information and materials described in subsection (a) or (b) above at the times specified therein.
6.02    Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Parent (which delivery may be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(b)promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent, and copies of all annual, regular, periodic and special reports and registration statements which the Parent may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c)promptly after Aflac receives the results of each examination by NAIC of the financial condition and operations of Aflac, a copy thereof; and

(d)promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), 6.01(b), or 6.02(a) or Section 6.02(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Loan Parties post such documents, or provide a link thereto on Aflac's website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on Aflac's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Loan Parties shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents. The Administrative Agent shall have no obligation to maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for maintaining its copies of such documents.
The Loan Parties hereby acknowledge that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Loan Parties or any of their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons' securities. The Loan Parties hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Loan Parties shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Loan Parties or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.
6.03    Notices. Promptly notify the Administrative Agent and each Lender:

(a)of the occurrence and knowledge of any Default;

(b)of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party, including pursuant to any applicable Environmental Laws;

(c)of the occurrence of any ERISA Event that has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount; and

(d)of any material change in accounting policies or financial reporting practices by any Loan Party.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the applicable Loan Party setting forth details of the occurrence referred to therein and stating what action the applicable Loan Party has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04    Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Loan Party, (b) all lawful claims which, if unpaid, at such time would by law become a Lien upon its property and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.02; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06    Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07    Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of any Loan Party, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; provided that self-insurance by such Loan Party shall not be deemed a violation of this covenant to the extent that such self-insurance is consistent with reasonable and prudent business practice.

6.08    Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property and all insurance licenses under which it operates, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree or license is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09    Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP or SAP, as applicable, consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party, as the case may be.

6.10    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender (coordinated through the Administrative Agent and at the expense of the Administrative Agent or such Lender, as the case may be) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (accompanied by a representative of the Loan Parties, if the Loan Parties so desire), all at reasonable times during normal business hours, upon reasonable advance notice to the Loan Parties; provided, however, that such visits and inspections shall not occur more than one time per year unless an Event of Default has occurred and is continuing; and provided further, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice.

6.11    Use of Proceeds. Use the proceeds of the Borrowings for general corporate purposes, including, without limitation, for capital contingency plans, not in contravention of any Law or of any Loan Document.

Article VII. Negative Covenants

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation (other than contingent indemnification obligations not then due and payable that survive the payment in full of the Obligations and the termination of this Agreement) hereunder shall remain unpaid or unsatisfied, no Loan Party shall directly or indirectly:
7.01    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) no additional property is covered thereby and (ii) the principal amount secured or benefited thereby is not increased, in each case after giving effect to such renewal or extension;

(b)Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(c)carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(d)pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(e)deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature;

(f)easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(g)Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(h)Liens arising under or in connection with escrows, trusts, custodianships, separate accounts, funds withheld or modified coinsurance procedures, and similar deposits, arrangements, or agreements established with respect to insurance policies, annuities, funding agreements, guaranteed investment contracts and similar products underwritten by, or reinsurance agreements entered into by, the applicable Person in the ordinary course of business, including Liens securing letters of credit issued in connection therewith;

(i)deposits with, Liens securing obligations (other than Indebtedness) owing to, or letters of credit issued in favor of or required by, insurance regulatory authorities;

(j)Liens on property of any corporation or other entity that becomes a Subsidiary of a Loan Party after the Closing Date, provided that such Liens are in existence at the time such corporation or entity becomes a Subsidiary of such Loan Party and were not created in anticipation thereof;

(k)Liens upon real and/or tangible personal property acquired or improved after the Closing Date (by purchase, capitalized lease, construction or otherwise) by the applicable Person, each of which Liens either (A) existed on such property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such property or improvements thereon or thereto; provided that no such Lien shall extend to or cover any property of the applicable Person other than the property so acquired and improvements thereon;

(l)Liens arising in connection with repurchase agreements, reverse purchase agreements and other similar agreements for the purchase, sale or loan of securities, in each case in the ordinary course of business; provided that no such Lien shall extend to or cover any property or assets other than the securities subject thereto;

(m)Liens in favor of any Loan Party;

(n)Liens securing obligations under Swap Contracts and entered into not for speculative purposes;

(o)Liens arising in the ordinary course of business on operating accounts (including deposit accounts and any related securities accounts), including bankers' Liens and rights of setoff arising in connection therewith (but excluding consensual Liens securing Indebtedness); and

(p)additional Liens upon real and/or personal property created after the Closing Date, provided that the aggregate Indebtedness secured thereby and incurred after the Closing Date shall not exceed the greater of an amount equal to (i) $500,000,000 and (ii) five percent (5%) of Net Worth;

provided that, in no event shall any of the contractual or consensual Liens permitted by the foregoing clauses cover any of the Equity Interests of Aflac.
7.02    Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)any Subsidiary (other than Aflac) may merge with (i) any Loan Party, provided that such Loan Party shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person; and

(b)any Subsidiary (other than Aflac) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any Loan Party or to another Subsidiary; provided that if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must either be a Loan Party or a wholly-owned Subsidiary.

7.03    Restricted Payments. Declare, directly or indirectly, any Restricted Payment if an Event of Default has occurred and is continuing at the time of such declaration or would result therefrom.

7.04    Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by any Loan Party and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.05    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate (other than a Subsidiary) of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms to such Loan Party.

7.06    Restrictive Agreements. Enter into any Contractual Obligation that limits the ability of any Subsidiary (a) to make Restricted Payments to any Loan Party or to otherwise transfer property to any Loan Party or (b) to Guarantee the Indebtedness of any Loan Party, except (i) Contractual Obligations entered into to comply with applicable insurance Laws, (ii) Contractual Obligations existing on the date of this Agreement and described on Schedule 7.06 and (iii) Contractual Obligations limiting the transfer of property that are entered into in connection with the incurrence of Indebtedness secured by such property, so long as no other property of such Loan Party is subject to such limitation.

7.07    Use of Proceeds. Use the proceeds of any Borrowing, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.08    Financial Covenants.

(a)Minimum Consolidated Net Worth. Permit Net Worth at any time to be less than the sum of (i) $9,000,000,000, (ii) an amount equal to 25% of the Net Income reported for each fiscal quarter in which Net Income is a positive amount commencing with the fiscal quarter ending after December 31, 2012 (with no adjustment for losses), and (iii) an amount equal to 25% of any increase in Net Worth after the Closing Date by reason of the issuance and sale of common stock or other ownership interests of the Parent or any Subsidiary (other than issuances to the Parent or a wholly-owned Subsidiary), including upon any conversion of debt securities of the Parent into such common stock or other ownership interests.

(b)Total Funded Debt to Total Capital. Permit Total Funded Debt to exceed 35% of Total Capital at any time.

(c)Minimum Statutory Surplus. Permit Statutory Surplus at any time to be less than $6,000,000,000.

Article VIII. Events of Default and Remedies

8.01    Events of Default. Any of the following shall constitute an Event of Default:

(a)Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest on any Loan, or any fee due hereunder, or (iii) within ten days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.03 (other than Section 6.03(d)), 6.05 or 6.11 or Article VII; or

(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection with any Loan Document shall be incorrect or misleading in any respect (or incorrect or misleading in any material respect if such representation or warranty is not qualified by materiality or Material Adverse Effect) when made or deemed made; or

(e)Cross-Default. (i) Any Loan Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, and giving effect to any applicable grace period) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate outstanding principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Loan Party is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party as a result thereof is greater than the Threshold Amount; or

(f)Insolvency Proceedings, Etc. Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)Inability to Pay Debts; Attachment. (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 45 days after its issue or levy; or

(h)Judgments. There is entered against any Loan Party (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 45 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)Invalidity of Loan Documents. Any Loan Party contests the validity or enforceability, taken as a whole, of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document.

8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)declare the Commitment of each Lender to make Loans to be terminated, whereupon the Aggregate Commitments shall be terminated;

(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and

(c)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.
8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Section  2.13, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including out-of-pocket fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the applicable Borrower or as otherwise required by Law.

Article IX. Administrative Agent

9.01    Appointment and Authority. Each of the Lenders hereby irrevocably appoints Mizuho to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and no Loan Party shall have any rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02    Rights as a Lender. With respect to its Commitment and the Loans made by it, if any, Mizuho (and any successor acting as Administrative Agent or in any other capacity in connection herewith or the transactions contemplated hereby) in its capacity as a Lender hereunder shall have the same rights, powers and obligations hereunder as any other Lender and may exercise such rights and powers as though it were not acting as the Administrative Agent or in any other capacity in connection herewith or the transactions contemplated hereby, and the term “Lenders” shall, unless the context otherwise indicates, include Mizuho in its individual capacity. Mizuho (and any successor acting as Administrative Agent or in any other capacity in connection herewith or the transactions contemplated hereby) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Loan Parties and their Affiliates as if it were not acting as a Lender and/or the Administrative Agent or in any other capacity in connection herewith or the transactions contemplated hereby, and Mizuho (and any such successor) and its Affiliates may accept fees and other consideration from the Loan Parties and said other Persons for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. The Lenders acknowledge that, pursuant to such activities, Mizuho or its Affiliates may receive information regarding the Loan Parties or their Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent or Mizuho acting as Lender or in any other capacity in connection herewith or the transactions contemplated hereby shall be under no obligation to provide such information to them. In addition, Mizuho and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Loan Parties and their Affiliates, and neither Mizuho nor any of its Affiliates has any obligation to disclose any such interest by virtue of any advisory agency or fiduciary relationship or otherwise.

9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative

Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by a Loan Party or a Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent. The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub‑agents.

9.06    Resignation of Administrative Agent.

(a)The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrowers (such consent not to be unreasonably withheld or delayed, provided, if an Event of Default has occurred and is continuing, the Required Lenders shall solely have such right), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders and the Borrowers, if the Borrowers then have the right to consent to such appointment) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent and, with the consent of the Borrowers (such consent not to be unreasonably withheld or delayed, provided, if an Event of Default has occurred and is continuing, the Required Lenders shall solely have such right), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders and the Borrowers, if the Borrowers then have the right to consent to such appointment) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent's resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Lenders or other Persons listed on the cover page hereof as a “syndication agent,” “documentation agent,” “arranger” or “book manager” shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

9.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.07 and 11.04) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 11.04.
Article X. Guarantee

10.01    Guarantee. The Guarantor hereby unconditionally and irrevocably guarantees, as a primary obligor and not as a surety merely, to the Administrative Agent and the Lenders (together, the “Guaranteed Parties”) the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans and the Notes and all other amounts whatsoever now or hereafter payable or becoming payable by Aflac under this Agreement, in each case strictly in accordance with the terms hereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantor hereby further agrees that if Aflac shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same upon receipt from the Administrative Agent of written demand for payment thereof, without any other demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This guarantee is a continuing guarantee and is a guarantee of payment and is not merely a guarantee of collection, and shall apply to all Guaranteed Obligations whenever arising.

10.02    Acknowledgments, Waivers and Consents. The Guarantor agrees that its obligations under Section 10.01 shall, to the fullest extent permitted by applicable law, be primary, absolute, irrevocable and unconditional under any and all circumstances and that the guarantee herein is made with respect to any Guaranteed Obligations now existing or in the future arising. Without limiting the foregoing, the Guarantor agrees that:

(a)Guarantee Absolute. The occurrence of any one or more of the following shall not affect the enforceability or effectiveness of the obligations of the Guarantor under this Article X in accordance with their terms or affect, limit, reduce, discharge or terminate the liability of the Guarantor, or the rights, remedies, powers and privileges of any of the Guaranteed Parties hereunder:

(i)any modification or amendment (including without limitation by way of amendment, extension, renewal or waiver), or any acceleration or other change in the time for payment or performance, of the terms of all or any part of the Guaranteed Obligations or this Agreement, or any other agreement or instrument relating thereto, or any modification or termination of the Commitments;

(ii)any release, termination, waiver, abandonment, lapse or expiration, subordination or enforcement of the liability of any other guarantee of all or any part of the Guaranteed Obligations, or the non-perfection or release of any collateral for any of the Guaranteed Obligations; or

(iii)any time or indulgence that may be granted in respect of the Guaranteed Obligations.

(b)Waiver of Defenses. The enforceability and effectiveness of this guarantee and the liability of the Guarantor and the rights, remedies, powers and privileges of the Guaranteed Parties under this guarantee shall not be affected, limited, reduced, discharged or terminated, and the Guarantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

(i)the illegality, invalidity or unenforceability of all or any part of the Guaranteed Obligations or any other agreement or instrument whatsoever relating to all or any part of the Guaranteed Obligations;

(ii)any disability or other defense with respect to all or any part of the Guaranteed Obligations, including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations;

(iii)the cessation of liability of Aflac with respect to all or any part of the Guaranteed Obligations (other than, subject to Section 10.03 hereof, by reason of the full payment of all Guaranteed Obligations);

(iv)any failure of the Guaranteed Parties or any of them to marshal assets in favor of Aflac or any other Person (including any other guarantor of all or any part of the Guaranteed Obligations), to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against Aflac or any other Person or to take any action whatsoever to mitigate or reduce such or any other Person's liability under this guarantee, the Guaranteed Parties being under no obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that Aflac may be in default of its obligations under this Agreement;

(v)any counterclaim, set-off or other claim which Aflac may have or claim with respect to all or any part of the Guaranteed Obligations;

(vi)any failure of the Guaranteed Parties or any of them or any other Person to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

(vii)any bankruptcy, insolvency, reorganization, winding-up or adjustment of debts, or appointment of a custodian, liquidator or the like of it, or similar proceedings commenced by or against Aflac, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding;

(viii)any action taken by the Guaranteed Parties or any of them that is authorized by this Section 10.02 or otherwise in this guarantee or by any other provision of this Agreement or any omission to take any such action; or

(ix)any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

(c)Set-offs and Counterclaims, Etc. To the fullest extent permitted by law, the Guarantor expressly waives, for the benefit of each of the Guaranteed Parties, all set-offs and counterclaims and all diligence, presentment, demand for payment or performance, notices of nonpayment or nonperformance, protest, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever (other than the written demand for payment pursuant to Section 10.01 hereof), and any requirement that the Guaranteed Parties or any of them exhaust any right, power or remedy or proceed against Aflac under this Agreement or any other Loan Document or other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations, and all notices of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations. The Guarantor further expressly waives the benefit of any and all statutes of limitation, to the fullest extent permitted by applicable law.

(d)Guarantee of Payment and not of Collection. The Guarantor waives, to the fullest extent permitted by law, for the benefit of each of the Guaranteed Parties, any right to which it may be entitled, including, without limitation:

(i)that the assets of Aflac first be used, depleted and/or applied in satisfaction of Aflac's obligations under this Agreement prior to any amounts being claimed from or paid by the Guarantor; and

(ii)to require that Aflac be sued and all claims against Aflac be completed prior to an action or proceeding being initiated against the Guarantor.

10.03    Reinstatement. The obligations of the Guarantor under this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Aflac or any other Person in respect of the Guaranteed Obligations is rescinded or must otherwise be restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify the Guaranteed Parties on demand for all reasonable costs and expenses (including, without limitation, reasonable out-of-pocket fees of counsel, but without duplication of the obligations of Aflac under this Agreement) incurred by them in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or the like under any bankruptcy, insolvency or similar law.

10.04    Subrogation. The Guarantor hereby agrees that, until the final payment in full of all Guaranteed Obligations and the expiration or termination of the Commitments under this Agreement, it shall not exercise any right or remedy arising by reason of any payment by it under its guarantee under this Article X hereof, whether by subrogation, reimbursement, contribution or otherwise, against Aflac or any security for any of the Guaranteed Obligations.

10.05    Remedies. The Guarantor agrees that, as between the Guarantor and the Guaranteed Parties, the obligations of Aflac under this Agreement and the other Loan Documents may be declared to be forthwith due and payable as provided herein or therein (and shall be deemed to have become automatically due and payable in the circumstances provided herein or therein) for purposes of Section 10.01 hereof, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Aflac, and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Aflac) shall forthwith become due and payable by the Guarantor for purposes of said Section 10.01.

10.06    General Limitation on Guaranteed Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantor under Section 10.01 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 10.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Guarantor, the Administrative Agent, the Lenders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

10.07    Priority of Obligations. If any Obligations are owing by the Parent both as a Borrower and as a Guarantor, such Obligations shall be deemed to be owing by the Parent first as a Borrower.

Article XI. Miscellaneous

11.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c)postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (ii) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the applicable Borrower to pay interest at the Default Rate;

(e)change Section 8.03 or any other applicable provision of this Agreement in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(f)change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(g)release the Guarantor from its obligations hereunder without the written consent of each Lender directly affected thereby;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

11.02    Notices; Effectiveness; Electronic Communication.

(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or “PDF” (or similar electronic transmission) as follows:

(i)if to any Loan Party or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Loan Parties).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile or “PDF” (or similar electronic transmission) shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications, to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or any Loan Party may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)The Platform. The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party's or the Administrative Agent's transmission of communications through the Platform, except to the extent resulting from any Agent Party's gross negligence or willful misconduct. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

(d)Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

11.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.11), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and(c) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
11.04    Expenses; Indemnity; Damage Waiver.

(a)Costs and Expenses. The Borrowers shall jointly and severally pay (i) all reasonable out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); provided that, with respect to such legal fees and expenses, only the reasonable out-of-pocket fees, charges and disbursements of one counsel for the Administrative Agent and its Affiliates, taken as a whole, shall be payable by the Borrowers hereunder, and (ii) all out‑of‑pocket expenses incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans; provided that, with respect to such legal fees and expenses, only the reasonable out-of-pocket fees, charges and disbursements of one counsel for the Administrative Agent and the Lenders, taken as a whole, in case of a conflict, one additional counsel for the members of the group subject to the conflict, taken as a whole, and, if reasonably deemed necessary or appropriate by the Administrative Agent or the Lenders, one special or local counsel (in each appropriate jurisdiction) for the Administrative Agent or the Lenders, taken as a whole, shall be payable by the Borrowers hereunder.

(b)Indemnification by the Borrowers. The Borrowers shall jointly and severally indemnify the Administrative Agent (and any sub-agent thereof), the Arrangers and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any liability arising under any Environmental Law related in any way to such Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)Reimbursement by Lenders. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender's share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.10(d).

(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Loan Party or Indemnitee shall assert, and each Loan Party and Indemnitee hereby waives, any claim against any Indemnitee or Loan Party, as applicable (unless such claim is brought by a third-party and is subject to Section 11.04(b)), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent resulting from any Indemnitee's gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.

(e)Payments. All amounts due under this Section shall be payable not later than 30 days after demand therefor.

(f)Survival. Each party's obligations under this Section shall survive the termination of the Loan Documents and payment of the Obligations hereunder.

11.05    Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06    Successors and Assigns.

(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower or any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than ¥1,600,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof; and

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignment in respect of any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of the Yen Equivalent of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)No Assignment to Certain Persons. No such assignment shall be made (A) to any Loan Party or any of the Loan Parties' Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(vii)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or a Loan Party or any of a Loan Party's Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that directly affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(f) (it being understood that the documentation required under Section 3.01(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 3.06 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation to the extent its participating Lender would be entitled to receive such greater payment. Each Lender that sells a participation agrees, at the Borrowers' request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.11 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the NAIC); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto (subject to Section 6.02); (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Loan Party and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating any Loan Party or its respective Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided hereunder; (h) with the consent of the applicable Loan Party; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than any Loan Party.

For purposes of this Section, “Information” means all information received from any Loan Party or any of its Subsidiaries relating to such Loan Party or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Loan Party or any of its Subsidiaries; provided that, in the case of information received from any Loan Party or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential or not marked “PUBLIC” pursuant to Section 6.02. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
11.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.13 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have. Each Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

11.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13    Governing Law; Jurisdiction; Etc.

(a)GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OTHER PARTY HERETO IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS
RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO ANY COLLATERAL RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)WAIVER OF VENUE. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.14    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.15    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates' understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, and the Lenders are arm's-length commercial transactions between each Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) each Borrower and each other Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, any Arranger nor any Lender has any obligation to any Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, any Arranger nor any Lender has any obligation to disclose any of such interests to any Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.16    Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.17    USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Act. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.18    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be the Spot Rate on the Business Day on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable law).

11.19    Termination of Existing Credit Agreement. The Lenders which are parties to the Existing Credit Agreement hereby waive the notice requirement set forth in the Existing Credit Agreement for terminating the commitments under the Existing Credit Agreement and agree that the Existing Credit Agreement shall be terminated on the Closing Date (except for any provisions thereof which by their terms survive termination thereof).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AFLAC INCORPORATED, as a Borrower and the Guarantor

By:	/s/ Kriss Cloninger, III
Name:	Kriss Cloninger, III
Title:	President, Treasurer and Chief Financial Officer

AMERICAN FAMILY LIFE ASSURANCE COMPANY OF
COLUMBUS, as a Borrower

By:	/s/ Kriss Cloninger, III
Name:	Kriss Cloninger, III
Title:	President, Treasurer and Chief Financial Officer

Signature Page to Five-Year Credit Agreement

MIZUHO CORPORATE BANK, LTD., as Administrative Agent

By:	/s/ Kevin Holmes
Name:	Kevin Holmes
Title:	Senior Vice President

Signature Page to Five-Year Credit Agreement

MIZUHO CORPORATE BANK, LTD., as a Lender

By:	/s/ David Lim
Name:	David Lim
Title:	Authorized Signatory

Signature Page to Five-Year Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Kristen M.. Murphy
Name:	Kristen M. Murphy
Title:	Vice President

Signature Page to Five-Year Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Shuji Yabe
Name:	Shuji Yabe
Title:	Managing Director

Signature Page to Five-Year Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Glenn Schuermann
Name:	Glenn Schuermann
Title:	Vice President

Signature Page to Five-Year Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

Signature Page to Five-Year Credit Agreement

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Richard G. Shaw
Name:	Richard G. Shaw
Title:	Vice President

Signature Page to Five-Year Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kimberly Shaffer
Name:	Kimberly Shaffer
Title:	Managing Director

Signature Page to Five-Year Credit Agreement

BANK OF AMERICA, N.A. , as a Lender

By:	/s/ Chris Choi
Name:	Chris Choi
Title:	Director

Signature Page to Five-Year Credit Agreement

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

Signature Page to Five-Year Credit Agreement

SCHEDULE 2.01
COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Mizuho Corporate Bank, Ltd.	¥7,875,000,000	15.750000000%
JPMorgan Chase Bank, N.A.	¥7,875,000,000	15.750000000%
Sumitomo Mitsui Banking Corporation	¥7,875,000,000	15.750000000%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	¥7,875,000,000	15.750000000%
Goldman Sachs Bank USA	¥6,000,000,000	12.000000000%
The Bank of New York Mellon	¥4,000,000,000	8.000000000%
Wells Fargo Bank, National Association	¥4,000,000,000	8.000000000%
Bank of America, N.A.	¥2,500,000,000	5.000000000%
Morgan Stanley Bank, N.A,	¥2,000,000,000	4.000000000%

Total	¥50,000,000,000	100.000000000%

Schedule 2.01 - Page 1

SCHEDULE 7.01
EXISTING LIENS

Liens Securing Capital Lease Obligations
Balances are as of December 31,2012
		Net Lease	Net Lease
		Obligation	Obligation
Leased Items	Lessor	Yen	USD
Capital Leases of Aflac Japan
ULTRA-related equipments	Century Tokyo Leasing Corporation	4,624,141	53,409
Cisco Telepresence System	CISCO Capital	699,861	8,083
Adoption of WAAS for Mitsui Bldg.	CISCO Capital	1,572,878	18,167
EGW Equipment	CISCO Capital	2,405,036	27,778
SCANNERfi5530*36SET	DAIICHI LEASE	935,669	10,807
ACORDE system inflastructure upgrade	DAIICHI LEASE	1,236,748	14,284
IPCC SERVER -MCS7845I3-K9-CMC2 ISOGO DC	DAIICHI LEASE	60,625,536	700,226
IPCC SERVER -MCS7845I3-K9-CMC2 SAPPORO DC	DAIICHI LEASE	14,752,723	170,394
IPCC SERVER -SYSTEMX3850 X5 MODEL PAP ISOGO DC	DAIICHI LEASE	4,288,389	49,531
IPCC SERVER -SYSTEMX3850 X5 MODEL PAP SAPPORO DC	DAIICHI LEASE	4,314,112	49,828
IPCC SERVER -SYSTEMX3850 M3 MODEL PLX SQUARE	DAIICHI LEASE	5,113,310	59,059
IPCC SERVER -SYSTEMX3850 M3 MODEL PLX KINKI	DAIICHI LEASE	3,515,411	40,603
Sheet cutter 1 set(PBA380, multipli382, anglebridge, static electricity remover, machine stand)	DAIICHI LEASE	6,571,779	75,904
InteliScan XDS Scanner 2 set(with Backup HDD)	DAIICHI LEASE	16,827,909	194,363
Equipments for Creating SCC Environment	DAIICHI LEASE	10,798,495	124,723
Xerox Printer Replace	DAIICHI LEASE	4,026,109	46,502
IP MEDIA RESOURCE	HITACHI Capital	179,014	2,068
Adoption of WAAS for Yodoyabashi Bldg.	Mitsubishi UFJ Lease	3,545,611	40,952
Scanner for BPR project (HW)	MITSUI CM LEASING	1,297,304	14,984
XEROX DocuTech 180HLC for Choufu Print Center (H/W)	MITSUI CM LEASING	7,982,967	92,203
XEROX DocuTech 180HLC for Choufu Print Center (S/W)	MITSUI CM LEASING	938,594	10,841
BIG-IP LTM 3600 for BPR Project	MITSUI CM LEASING	2,006,188	23,171
Cisco IP-PBX Upgrade	MITSUI CM LEASING	28,125,441	324,849
Cisco IP-PBX Upgrade	MITSUI CM LEASING	2,683,368	30,993
Fresh Voice (Hardware)	MITSUI CM LEASING	9,672,473	111,717
Fresh Voice (Software)	MITSUI CM LEASING	12,427,050	143,533
AVAYA for Contact center version up (HARD WARE)	Nihon IBM	6,285,842	72,602
AVAYA for Contact center version up (SOFT WARE)	Nihon IBM	10,214,493	117,978
BIG-IP LTM 3600 for BPR Project *4 SET	Nihon IBM	7,650,212	88,360
AVAYA PBX CMS Hardware	Nihon IBM	5,491,184	63,423
AVAYA PBX CMS Software	Nihon IBM	7,930,931	91,602
Audio Setup for SCC	Nihon IBM	79,090,017	913,491
QMC Server for SCC	Nihon IBM	15,600,437	180,185
PBX/Server	TOKYO LEASE	642,688	7,423
Seismic Isolation Infrastructure	TOKYO LEASE	1,458,938	16,851
PBX Hardware	TOKYO LEASE	1,379,691	15,935
PBX Hardware	TOKYO LEASE	1,321,524	15,264
Automatic Paper Cutter‚P set	TOKYO LEASE	259,255	2,994
DPPB	TOKYO LEASE	3,834,457	44,288

		¥352,325,785	$4,069,367

Schedule 7.01 - Page 1

SCHEDULE 7.06
RESTRICTIVE AGREEMENTS
1.    Loan Documents

2.
Indenture, dated as of May 21, 2009, between Aflac Incorporated, as the Issuer (“Issuer”), and The Bank of New York Mellon Trust Company, N.A., as the Trustee (“Trustee”), and each supplemental indenture related thereto (provided that no such supplemental indenture entered into after the date of this Agreement limits the ability of any Subsidiary (a) to make Restricted Payments to any Loan Party or to otherwise transfer property to any Loan Party or (b) to Guarantee the Indebtedness of any Loan Party, in any case to an extent greater than the limits on such ability contained in such Indenture or in supplements thereto entered into prior to the date of this Agreement), including, without limitation, the following:

•	First Supplemental Indenture, dated as of May 21, 2009 between Issuer and Trustee;

•	Second Supplemental Indenture, dated as of December 17, 2009 between Issuer and Trustee;

•	Third Supplemental Indenture, dated as of August 9, 2010 between Issuer and Trustee;

•	Fourth Supplemental Indenture, dated as of August 9, 2010 between Issuer and Trustee;

•	Fifth Supplemental Indenture, dated as of February 10, 2012 between Issuer and Trustee;

•	Sixth Supplemental Indenture, dated as of February 10, 2012 between Issuer and Trustee; and

•	Seventh Supplemental Indenture, dated as of July 31, 2012 between Issuer and Trustee.

3.
Subordinated Indenture, dated as of September 26, 2012, between Issuer and Trustee, and each supplemental indenture related thereto (provided that no such supplemental indenture entered into after the date of this Agreement limits the ability of any Subsidiary (a) to make Restricted Payments to any Loan Party or to otherwise transfer property to any Loan Party or (b) to Guarantee the Indebtedness of any Loan Party, in any case to an extent greater than the limits on such ability contained in such Indenture or in supplements thereto entered into prior to the date of this Agreement), including, without limitation, the following:

•	First Supplemental Indenture, dated as of September 26, 2012 between Issuer and Trustee.

Schedule 7.06 - Page 1

SCHEDULE 11.02
ADMINISTRATIVE AGENT'S OFFICE;
CERTAIN ADDRESSES FOR NOTICES

BORROWERS AND GUARANTOR:

Aflac Incorporated
American Family Life Assurance Company of Columbus
1932 Wynnton Road
Columbus, Georgia 31999
Attention: Gary S. Warlop
Telephone: (706) 660-7208
Facsimile: (706) 596-3280
Electronic Mail: gwarlop@aflac.com
Website Address:    www.aflac.com
Taxpayer Identification Number: 58-1167100

ADMINISTRATIVE AGENT:

Administrative Agent's Office
(for payments and Requests for Loans):
Mizuho Corporate Bank, Ltd.
Harborside Financial Center
1800 Plaza Ten
Jersey City, NJ 07311
Attention: Lois Swain
Telephone: (201) 626-9404
Facsimile: (201) 626-9935
Electronic Mail: Lau_Agent@Mizuhocbus.com

Other Notices as Administrative Agent:
Mizuho Corporate Bank, Ltd.
Agency Management
Harborside Financial Center
1800 Plaza Ten
Jersey City, NJ 07311
Attention: Lois Swain
Telephone: (201) 626-9404

Schedule 11.02 - Page 1

Facsimile: (201) 626-9935
Electronic Mail: Lau_Agent@Mizuhocbus.com

Schedule 11.02 - Page 2

EXHIBIT A
FORM OF LOAN NOTICE
Date: ___________, _____
To:    Mizuho Corporate Bank, Ltd., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Five-Year Credit Agreement, dated as of March 29, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Aflac Incorporated, a Georgia corporation (the “Parent”) and American Family Life Assurance Company of Columbus, a Nebraska domiciled insurance company (collectively, the “Borrowers”), as Borrowers, the Parent, as Guarantor, the Lenders from time to time party thereto, and Mizuho Corporate Bank, Ltd., as Administrative Agent.
The undersigned hereby requests (select one):
☐ A Borrowing of Loans         ☐ A conversion or continuation of Loans

1.	On (a Business Day).

2.	In the amount of .

3.	Comprised of .
[Type of Loan requested]

4.	In the following currency:

5.	For Eurocurrency Rate Loans: with an Interest Period of months.

The Borrowing, if any, requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.

[NAME OF APPLICABLE BORROWER]

By:
Name:
Title:

Exhibit A - Page 1

EXHIBIT B
FORM OF NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to [_____________________] or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Five-Year Credit Agreement, dated as of March 29, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Aflac Incorporated (the “Parent”) and American Family Life Assurance Company of Columbus, as Borrowers, the Parent, as Guarantor, the Lenders from time to time party thereto, and Mizuho Corporate Bank, Ltd., as Administrative Agent.
The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Subject to Section 2.10(a) of the Agreement, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Loan was dominated and in Same Day Funds at the Administrative Agent's Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[NAME OF APPLICABLE BORROWER]

By:
Name:
Title:

Exhibit B - Page 1

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Currency and Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exhibit B - Page 2

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date:      ,
To:    Mizuho Corporate Bank, Ltd., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Five-Year Credit Agreement, dated as of March 29, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Aflac Incorporated, a Georgia corporation (the “Parent”) and American Family Life Assurance Company of Columbus, a Nebraska domiciled insurance company (“Aflac”) (collectively, the “Borrowers”), as Borrowers, the Parent, as Guarantor, the Lenders from time to time party thereto, and Mizuho Corporate Bank, Ltd., as Administrative Agent.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ________________                         of the Parent, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on behalf of the Parent, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    The Borrowers have delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Parent and its Subsidiaries ended as of the above Financial Statement Date, as reported and opined on by an independent certified public accountant required by such section.
[Use following paragraph 2 if the Statutory Statement required pursuant to Section 6.01(c) is delivered at the same time as the year-end financial statements]
2.    The Borrowers have delivered the annual Statutory Statement required by Section 6.01(c) of the Agreement for the fiscal year of Aflac ended as of the above Financial Statement Date.
[Use following paragraphs 1 and 2 for fiscal quarter-end financial statements]
1.    The Borrowers have delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Parent and its Subsidiaries ended as of the above Financial Statement Date. Such financial statements fairly present the financial condition, results of operations, shareholders' equity and cash flows of the Parent and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
2.    The Borrowers have delivered the quarterly Statutory Statements required by Section 6.01(d) of the Agreement for the fiscal quarter of Aflac ended as of the above Financial Statement Date. Such Statutory Statement fairly presents in all material respects the financial condition and results of operations of Aflac in accordance with SAP.
[2.][3.]    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and

Exhibit C - Page 1

condition (financial or otherwise) of each Borrower during the accounting period covered by such financial statements and Statutory Statement.
[3.][4.]    A review of the activities of each Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period each Borrower performed and observed all its Obligations under the Loan Documents, and
[select one:]
[to the best knowledge of the undersigned, during such fiscal period each Borrower in all material respects performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
--or--
[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
[5.][6.]    The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate in all material respects on and as of the date of this Certificate.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of         ,         .

Name:
Title:

Exhibit C - Page 2

For the Quarter/Year ended ___________________(“Financial Statement Date”)
SCHEDULE 1
to the Compliance Certificate

Section 7.08(a)
(to be completed with respect to Parent and its Subsidiaries)
Net Worth:
(a) Consolidated shareholder's equity
(b) Accumulated other comprehensive income
(1) Net Worth [(a) - (b)]
Net Income:
(a) Consolidated net income
(2) Net Income [(a)]
(3) $9,000,000,000
(4) 25% of Net Income earned in each full fiscal quarter ending after December 31, 2012 (with no adjustment for losses)	$
(5) 25% of any increase in Net Worth after the Closing Date by reason of the issuance and sale of common stock or other ownership interests	$
Minimum Net Worth [(3) + (4) + (5)]	$

Section 7.08(b)
(to be completed with respect to Parent and its Subsidiaries)
Total Funded Debt to Total Capital Ratio:
(6) Total Funded Debt
Total Capital:
(a) Net Worth [(1) above]
(b) Total Funded Debt [(6) above]
(7) Total Capital [(a) + (b)]
Total Funded Debt to Total Capital [(6) / (7)]
Maximum Total Funded Debt to Total Capital	35%

Section 7.08(c)
(to be completed with respect to Aflac)
Statutory Surplus:
Minimum Statutory Surplus	$6,000,000,000

Exhibit C - Page 3

EXHIBIT D
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”).[It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor's][the respective Assignors'] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1.    Assignor[s]:    ______________________________
______________________________
[Assignor [is] [is not] a Defaulting Lender]

1    For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2    For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3    Select as appropriate.
4    Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit D - Page 1

2.    Assignee[s]:    ______________________________
______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]
3.    Borrowers:    Aflac Incorporated and American Family Life Assurance Company of Columbus

4.	Administrative Agent: Mizuho Corporate Bank, Ltd., as the administrative agent under the Credit Agreement

5.
Credit Agreement:    Five-Year Credit Agreement, dated as of March 29, 2013, among Aflac Incorporated (the “Parent”) and American Family Life Assurance Company of Columbus, as Borrowers, the Parent, as Guarantor, the Lenders from time to time party thereto, and Mizuho Corporate Bank, Ltd., as Administrative Agent.

6.    Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned	Aggregate Amount of Commitment for all Lenders[7]	Amount of Commitment Assigned	Percentage Assigned of Commitment[8]	CUSIP Number
		Revolving Credit Commitment	¥___________	¥_______	________%
		Revolving Credit Commitment	¥___________	¥_______	________%
		Revolving Credit Commitment	¥___________	¥_______	________%
[7.Trade Date:__________________]9
Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][10]
[NAME OF ASSIGNOR]

5    List each Assignor, as appropriate.
6    List each Assignee and, if available, its market entity identifier, as appropriate.
7    Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
8    Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.
9    To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit D - Page 2

By:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S][11]

[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:[12]

MIZUHO CORPORATE BANK, LTD., as Administrative Agent

By:
Title:

Consented to:[13]

AFLAC INCORPORATED

By:
Title:

AMERICAN FAMILY LIFE ASSURANCE COMPANY OF COLUMBUS

By:
Title:

10    Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
11    Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
12    No consent and acceptance shall be necessary in the event of an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund.
13    To be added so long as no Event of Default under the Credit Agreement shall have occurred and be continuing. No consent and acceptance shall be necessary in the event of an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund.

Exhibit D - Page 3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a), (b), (c) and (d) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the

Annex 1 - Page 1

Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Annex 1 - Page 2

EXHIBIT E-1
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Five-Year Credit Agreement dated as of March 29, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aflac Incorporated (the “Parent”) and American Family Life Assurance Company of Columbus, as Borrowers, the Parent, as Guarantor, Mizuho Corporate Bank, Ltd., as Administrative Agent, and each lender from time to time party thereto.
Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit E-1 - Page 1

EXHIBIT E-2
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Five-Year Credit Agreement dated as of March 29, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aflac Incorporated (the “Parent”) and American Family Life Assurance Company of Columbus, as Borrowers, the Parent, as Guarantor, Mizuho Corporate Bank, Ltd., as Administrative Agent, and each lender from time to time party thereto.
Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit E-2 - Page 1

EXHIBIT E-3
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Five-Year Credit Agreement dated as of March 29, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aflac Incorporated (the “Parent”) and American Family Life Assurance Company of Columbus, as Borrowers, the Parent, as Guarantor, Mizuho Corporate Bank, Ltd., as Administrative Agent, and each lender from time to time party thereto.
Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit E-3 - Page 1

EXHIBIT E-4
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Five-Year Credit Agreement dated as of March 29, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aflac Incorporated (the “Parent”) and American Family Life Assurance Company of Columbus, as Borrowers, the Parent, as Guarantor, Mizuho Corporate Bank, Ltd., as Administrative Agent, and each lender from time to time party thereto.
Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit E-4 - Page 1